UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2007

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51477	20-2903562
(Commission File Number)	(IRS Employer Identification No.)

No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China 650217	N/A
(Address of Principal Executive Offices)	(Zip Code)

 0086-871-728-2628
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2007 Lei Lan resigned from his position as a director of China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”). Mr. Lan’s resignation was not due to any disagreement with the Company. Mr. Lan will continue to serve as the Company’s Executive Director of Sales.

On June 7, 2007, the Company’s Board of Directors appointed Yunhong Guan, Gene Michael Bennett and Mingyang Liao (the “New Directors”) to serve as independent directors of the Company. The Board of Directors determined that each of the New Directors is independent, as defined by the applicable rules of the American Stock Exchange. Additionally, on June 7, 2007 the Company’s Board of Directors appointed Mr. Guan and Mr. Bennett to serve as members of the Audit Committee of the Board of Directors. Mr. Guan will serve as the Chairman of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.

Date: June 7, 2007	By:	/s/ Gui Hua Lan
Name: Gui Hua Lan
Title: Chief Executive Officer